                                                                   Exhibit 10.11

                       SECOND AMENDMENT TO LOAN DOCUMENTS

     THIS SECOND AMENDMENT TO LOAN DOCUMENTS ("Second Amendment") is made and entered into as of August 17, 1998, by and among BROCADE COMMUNICATIONS SYSTEMS, INC., a California corporation ("Borrower"), and IMPERIAL BANK ("Bank").

                                    RECITALS

     A. Bank agreed to extend (1) a formula-based revolving credit facility to Borrower in the maximum principal amount of $4,000,000.00 (the "Facility-A Commitment") and (2) a term equipment credit facility to Borrower in the maximum principal amount of $3,000,000.00 (the "Facility-B Commitment") pursuant to the terms of that certain Security and Loan Agreement dated as of June 19, 1997, as amended by that certain Amendment to Loan Documents dated as of January 30, 1998 (the "First Amendment"), entered into between Borrower and Bank (collectively, the "Loan Agreement").

     B. The Facility-A Commitment originally matured on June 18, 1998. The Facility-A Maturity Date has been extended to August 17, 1998 pursuant to the terms of a certain letter agreement dated June 23, 1998 (the "Extension Letter").

     C. Borrower has requested and Bank has agreed (1) to further extend the Facility-A Maturity Date and (2) to make an additional equipment term loan to Borrower in the maximum principal amount of $2,000,000.00, subject to all of the terms and conditions set forth in this Second Amendment.

     D. The First Amendment, the Extension Letter, this Second Amendment and the Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "Loan Documents."

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and to induce Bank to enter into this Second Amendment, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

     1. Definitions. Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

     2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

          2.1 The terms of the Facility-A Commitment are hereby amended as follows:

               (a) The Facility-A Maturity Date is hereby extended from August 17, 1998 to August 16, 1999.

               (b) The first sentence of Section 1.A. of the Loan Agreement is hereby deleted in its entirety and the following sentence substituted therefor:

               "At any time from the date hereof and prior to the Facility-A Maturity Date, Borrower may from time to time request advances from Bank up to an aggregate principal amount outstanding under the Facility-A Commitment equal to the sum of (1) eighty percent (80.0%) of Eligible Accounts plus (2) the lesser of $1,500,000.00 or 40% of Finished Goods Inventory (such sum being hereinafter referred to as the "Facility-A Borrowing Base")."

          2.2  The following is hereby added as a new Section 3 under the Loan
Agreement:

               "3. FACILITY-C COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Facility-C Loan") to Borrower in such amounts as Borrower shall request pursuant to this Section 3 at any time prior to June 30, 1999 (the "Facility-C Availability End Date"), in an aggregate principal amount not to exceed $2,000,000.00 (the "Facility-C Commitment"). If at any time or for any reason, the outstanding principal amount of the Facility-C Loan Account (as hereinafter defined) is greater than the Facility-C Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Facility-C Loans shall expire on the Facility-C Availability End Date, subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Facility-C Loans that are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Facility-C Loan Account on the dates set forth below, the final such date being June 30, 2002 ("Facility-C Maturity Date").

               A. FACILITY-C LOANS. The amount of each Facility-C Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Facility-C Commitment (herein called the "Facility-C Loan Account") and Bank shall credit the Facility-C Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Facility-C Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with Section 4 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Facility-C Loan is to be made. The notice shall be signed by an officer of Borrower and contain a detailed schedule of the items being financed, including copies of paid invoices and serial numbers for the original equipment, furniture or software to be financed. Facility-C Loans may only be used to finance equipment, furniture or software purchased by the Borrower within ninety (90) days of the invoice date for said items and will be limited to (1) one hundred percent (100%) of the original equipment invoice amount for such equipment less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs, (2) one hundred percent (100%) of the original furniture invoice amount for such furniture less any taxes, shipping and freight charges or discounts, warranty charges, installation, expenses and other soft costs and (3) eighty-five percent (85%) of the original software invoice amount for such software less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs. Notwithstanding the foregoing provisions (a) the initial three
          (3) requests for advances of Facility-C Loans may be used to finance equipment, furniture or software purchased by Borrower within one hundred eighty (180) days of the invoice date for said items and (b) Facility-C Loans made for the purpose of financing software shall be limited to a maximum aggregate local amount of $300,000.00.

               (i) Interest Payments. Borrower promises to pay to Bank from the date of the advance of the initial Facility-C Loan through the Facility-C Maturity Date, on or before the last business day of each month, interest on the average daily unpaid and unamortized principal balance of the Facility-C Loan Account during the immediately preceding month at a rate of interest equal to one percent (1.0%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Facility-C Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

               (ii) Quarterly Term Out and Principal Payments.

                    (a) First Quarter Term Out. Borrower further promises to pay the Bank, on or before October 31, 1998 and on or before the last business day of each month thereafter through the Facility-C Maturity Date, (1) the principal balance of the Facility-C Loan Account outstanding on September 30, 1998 (the "1st Quarter Term Out Date"), in thirty-six (36) equal monthly installments of principal plus (2) interest computed in accordance with Section 3.A.(i) hereof.



                    (b) Second Quarter Term Out. Borrower further promises to pay to Bank, on or before January 31, 1999 and on or before the last business day of each month thereafter through the Facility-C Maturity Date, (1) the principal balance of the Facility-C Loans made after the 1st Quarter Term Out Date through December 31, 1998 (the "2nd Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal plus (2) interest computed in accordance with Section 3.A.(i) hereof.

                    (c) Third Quarter Term Out. Borrower further promises to pay to Bank, on or before April 30, 1999 and on or before the last business day of each month thereafter through the Facility-C Maturity Date, (1) the principal balance of the Facility-C Loans made after the 2nd Quarter Term Out Date through March 31, 1999 (the "3rd Quarter Term Out Date") in thirty-six (36) equal monthly installments of principal plus (2) interest computed in accordance with Section 3.A.(i) hereof.


                    (d) Final Term Out. Borrower promises to pay to Bank, on or before July 31, 1999 and on or before the last business day of each month thereafter through the Facility-C Maturity Date, (1) the principal balance of the Facility-C Loans made after the 3rd Quarter Term Out Date through June

         30, 1999 in thirty-six (36) equal monthly installments of principal plus (2) interest computed in accordance with Section 3.A.(1) hereof."

         2.3 Sections 3 through 22 of the Loan Agreement are hereby renumbered as Sections 4 through 23, respectively.

         2.4 Any reference in the Loan Agreement to a specific Section or subsection therein shall be deemed to mean those Sections or subsections as amended and renumbered by the terms of Section 2.3 hereof.

         2.5 Section 1.2 (Representations and Warranties) of the Loan Agreement is hereby amended to add the following subparagraph (j) as an additional Representation and Warranty thereunder:

              "(j) Borrower and its subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted."

         2.6 Section 14 (Affirmative Covenants) of the Loan Agreement is hereby amended to add a new subparagraph N thereunder:

              "N.   Borrower shall perform all acts reasonably necessary to
         ensure that Borrower and any business in which Borrower holds a substantial interest becomes Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with an itemized budget, for the remediation, monitoring and testing of such systems. If requested by Bank, Borrower shall immediately deliver a statement to Bank summarizing the Year 2000 exposure, program or progress of Borrower and its Subsidiaries or other evidence of Borrower's compliance with the terms of this Section, certified by an officer of Borrower."

         2.7 Section 15 (Financial Covenants and Information), Paragraphs A. through J. of the Loan Agreement are hereby deleted in their entirety and the following paragraphs substituted therefor:

              "A.   Maintain a minimum Quick Ratio of not less than 1.25 to
         1.00. As listed herein, "Quick Ratio" shall mean all unrestricted cash and cash equivalent plus Accounts divided by current liabilities less warranty reserves and prepaid royalties.

              B. Maintain a minimum Tangible Net Worth of not less than $7,000,000.00. As used herein, "Tangible Net Worth" shall mean all assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items) less all liabilities plus long term Subordinated Debt.

              C. Maintain a maximum ratio of Total Liabilities to Tangible Net Worth (as defined in Section 15.B, above) of not more than 1.50 to 1:00. As used herein, "Total Liabilities" shall mean all liabilities, excluding warranty reserves, prepaid royalties and long term Subordinated Debt.

               D. Maintain a minimum Liquidity Ratio of not less than 1:50 to 1:00. As used herein, "Liquidity Ratio" shall mean all unrestricted cash and cash equivalents plus the net availability under the Facility-A Commitment divided by the sum of the outstanding principal balances under the Facility-B Loan Account and the Facility-C Loan Account.

               E. As soon as it is available, but not later than ninety (90) days after the end of Borrower's fiscal year, deliver to Bank unqualified copies of Borrower's consolidated financial statements together with changes in financial position.

               F.   As soon as it is available, but not later than twenty-five
          (25) days after and as of the end of the month, deliver to Bank internally prepared financial statements prepared in accordance with GAAP consisting of a balance sheet and profit and loss statement in form satisfactory to Bank, and a Compliance Certificate in the form of Exhibit C attached hereto and incorporated herein by this reference, certified by an officer of Borrower.

               G. So long as any Facility-A Loans remain outstanding and unpaid under the Facility-A Loan Account, as soon as it is available, but not later than fifteen (15) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require,
          (1) statements showing aging and reconciliation of the Accounts and collections thereon and Borrower's accounts payable, (2) an inventory report and backlog report and (3) a Borrowing Base Certificate in the form of Exhibit D attached hereto and incorporated herein by this reference, certified by an officer of Borrower. Notwithstanding the foregoing, if Borrower has not provided to Bank the statements and reports described immediately above for the most recent month then ended, as a condition to a request for a Facility-A Loan, Borrower shall have delivered to Bank the statements and reports described immediately above, as well as a Borrowing Base Certificate covering the most recent month then ended at least twenty (20) days prior to the date of Borrower's request for an advance for said Facility-A Loan.

               H. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank.

               I. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.00."

          2.8 The definition of "Finished Goods Inventory" contained in Exhibit A to the Loan Agreement is hereby deleted in its entirety and the following definition substituted therefor:

                    "FINISHED GOODS INVENTORY" shall mean inventory, consisting of fully configured systems (located at Borrower's corporate headquarters at 1901 Guadalupe Parkway, San Jose, California) that are supported by product backlog which is shippable within ninety (90) days.

          2.9 Exhibit A to the Loan Agreement is hereby amended to add the following definition thereunder:

                    "YEAR 2000 COMPLIANT" means, in regard to Borrower or any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of Borrower or such Person, will properly perform date sensitive functions before, during and after the year 2000.

                        YEAR 2000 PROBLEM "means the risk that any computer
                applications used by Borrower and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999."

                2.10 Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit C attached hereto and incorporated herein by this reference.

        3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Second Amendment (except to the extent such specifically relate to another date or as specifically described on Schedule I attached hereto and incorporated herein by this reference) and that the execution, delivery and performance of this Second Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.

        4. CONDITIONS PRECEDENT. The legal effectiveness of this Second Amendment is subject to the satisfaction of all of the following conditions precedent:

                (a) EXECUTED AMENDMENT. Bank shall have received this Second Amendment duly executed and delivered by Borrower.

                (b) RESOLUTIONS AND OTHER CORPORATE DOCUMENTS OF BORROWER. Bank shall have received resolutions of the Board of Directors of Borrower authorizing Borrower to enter into this Second Amendment and to deliver such other corporate documents as Bank shall reasonably request.

                (c) FINANCIAL CONDITION. There shall have occurred no material adverse change in the financial condition or prospects of Borrower as shown on the most recent financial statements submitted to Bank or disclosed to Bank; respectively, and relied upon by Bank in entering into this Second Amendment.

                (d) NO DEFAULT. There shall have occurred no Event of Default that remains uncured and is continuing under any of the Loan Documents.

                (e) PAYMENT OF FEES. Bank shall have received (i) an extension fee in the amount of $10,000.00 with respect to the Facility-A Commitment, (ii) a loan fee in the amount of $7,500.00 with respect to the Facility-C Commitment and (iii) reimbursement from Borrower of its costs and expenses incurred (including, without limitation, its attorneys' fees and expenses) in connection with this Second Amendment and the transactions contemplated hereby.

                (f) OTHER DOCUMENTS. Bank shall have received such other documents, information and items from Borrower as it shall reasonably request to effectuate the transactions contemplated hereby.

        5. RELEASE AND WAIVER.

                (a) Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being collectively, "Bank's Agents") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

            (b) Although Bank regards it conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein, Bank wishes and Borrower agrees to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind to Bank or of any of Bank's Agents to Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Loan Agreement, this Second Amendment and the other Loan Documents executed by Bank; (2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower (and any rights of Borrower against Bank) besides those expressly stated in the Loan Agreement, this Second Amendment and the other Loan Documents; (3) and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, whether known or unknown, which is different from or in addition to the express terms of the Loan Agreement, this Second Amendment or any of the other Loan Documents; and
(4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might otherwise have against Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Second Amendment or which could arise concurrently with the effectiveness of this Second Amendment.

            (c)   Borrower agrees that it understands the meaning and effect of
Section 1542 of the California Civil Code, which provides:

                  Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims that the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD, DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASE BY THIS SECOND AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND BORROWER HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED
SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS SECOND AMENDMENT.

      6. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Second Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect. This Second Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agrees that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.

     11. COUNTERPARTS; EFFECTIVENESS. This Second Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be executed and delivered by its duly authorized officer as of the date first written above.


                                    BORROWER


                                    BROCADE COMMUNICATIONS SYSTEMS, INC.,
                                    a California corporation


                                    By:  /s/ B. Carl Lee
                                       ----------------------------------------
                                    Name:  B. Carl Lee
                                         --------------------------------------
                                    Title: VP & CEO
                                          -------------------------------------

                                    BANK


                                    IMPERIAL BANK


                                    By:  /s/ Kenneth W. Le Deit
                                       ----------------------------------------
                                             Kenneth W. Le Deit, Vice President

                                   SCHEDULE 1


            Schedule of Exceptions to Representations and Warranties


                            (List or indicate "NONE"












                                   SCHEDULE 1

                                   EXHIBIT B.

                             COMPLIANCE CERTIFICATE

        The consolidated financial statements dated as of ______________ of BROCADE COMMUNICATIONS SYSTEMS, INC., a California corporation ("Borrower") attached hereto and submitted to IMPERIAL BANK ("Bank") pursuant to that certain Security and Loan Agrement dated as of June 19, 1997, entered into between Borrower and Bank, as amended by that certain Amendment to Loan Agreement dated of January 30, 1998, that certain letter agreement dated June 23, 1998, and that certain Second Amendment to Loan Agreement dated as of August 17, 1998 (collectively, the "Loan Agreement"), are in compliance with all financial covenants (unless otherwise noted below) as specified in Section 15 therein, as follows:

------------------------------------------------------------------------------
COVENANT:                                                       ACTUAL:
------------------------------------------------------------------------------
A.      Minimum Quick Ratio:

        1.25 to 1.00

------------------------------------------------------------------------------
B.      Minimum Tangible Net Worth:

        $7,000,000.00

------------------------------------------------------------------------------
C.      Maximum Ratio of Total Liabilities to Tangible Net Worth:

        1.50 to 1.00

------------------------------------------------------------------------------
D.      Minimum Liquidity Ratio:

        1.50 to 1.00

------------------------------------------------------------------------------

Exceptions: (if none, so state):

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

The undersigned authorized officer of Borrower hereby certifies that Borrower is in complete compliance with the terms and conditions of the Loan Agreement for the period ending _____________, _____, and as of the date of this Compliance Certificate the representations and warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with OAAP consistently applied.


Date: ________________                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                                            a California corporation

                                            By: _______________________________

                                            Name: _____________________________

                                            Title: ____________________________


                                   EXHIBIT B